FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C33051-2004
Secretary of State State Of Nevada	Filing Number 20265930343
	Filed On 07/29/2026 13:54:38 PM
	Number of Pages 10

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **LEXARIA BIOSCIENCE CORP.** Entity or Nevada Business Identification Number (NVID): **NV20041675603**
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **220,000,000 shares of common stock with a par value of $0.001 per share of which 24,787,446 shares of common stock with par value of $0.001 per share are issued**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **14,666,667 shares of common stock with a par value of $0.001 per share of which 1,652,518 shares of common stock, subject to adjustment for fractional shares, with par value of $0.001 per share are issued**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **The authorized share capital and issued shares of common stock will be subject to a reverse stock split on a one for fifteen basis resulting in 14,666,667 authorized shares of common stock issuable by the Company and 1,652,518 shares of common stock issued, subject to adjustment for fractions**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **Fractional shares will be rounded up to the nearest whole number**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: **08/02/2026** Time: **09:01 PM** (must not be later than 90 days after the certificate is filed)

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

8. Signature: (Required)	X Vanessa Carle Signature of Officer	Officer Title	07/29/2026 Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.